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                                                                   EXHIBIT 23.01




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report (Form 10-K) of Martin Marietta Materials, Inc., of our report dated January 22, 2001, except for Note M, as to which the date is February 23, 2001, included in the 2000 Annual Report to Shareholders of Martin Marietta Materials, Inc. and subsidiaries.

Our audit also included the financial statement schedule of Martin Marietta Materials, Inc. and subsidiaries listed in Item 14(a). This schedule is the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-83516) pertaining to the Martin Marietta Materials, Inc. Omnibus Securities Award Plan, as amended; in the Registration Statement (Form S-8 No. 333-15429) pertaining to the Martin Marietta Materials, Inc. Common Stock Purchase Plan for Directors, Martin Marietta Materials, Inc. Performance Sharing Plan and the Martin Marietta Materials, Inc. Savings and Investment Plan for Hourly Employees; in the Registration Statement (Form S-8 No. 333-79039) pertaining to the Martin Marietta Materials, Inc. Stock-Based Award Plan, as amended; and in the Registration Statement (Form S-8 No. 333-37886) pertaining to the Martin Marietta Materials, Inc. Southwest Division 401(k) Plan, of our report dated January 22, 2001, except Note M, as to which the date is February 23, 2001, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Martin Marietta Materials, Inc., for the year ended December 31, 2000.





                                    ERNST & YOUNG LLP

Raleigh, North Carolina
March 21, 2001


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